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EXHIBIT 99B.1


SELECTED PROPORTIONATE                     U S WEST MEDIA GROUP
FINANCIAL DATA
(UNAUDITED)

                   Quarter Ended         Six Months Ended
                      June 30,                June 30,
                           1996     %              1996     %
In millions       1997   Pro formaChange  1997   Pro formaChange
-----------------------------------------------------------------
Revenues
  Cable & telecomm.
    Domestic     $1,281   $1,198    6.9  $2,496   $2,351    6.2
    Int'l           118       83   42.2     226      165   37.0
  Wireless
    Domestic        343      261   31.4     652      501   30.1
    Int'l           180       99   81.8     324      187   73.3
  Directory &
   info. svcs.
    Domestic        297      279    6.5     584      550    6.2
    Int'l            47       45    4.4      76       77   (1.3)
  Corp. & Other       2        3  (33.3)      7        6   16.7
                -------- --------       -------- --------
      Total      $2,268   $1,968   15.2  $4,365   $3,837   13.8
                ======== ========       ======== ========

EBITDA
  Cable & telecomm.
    Domestic     $  402   $  380    5.8  $  792   $  741    6.9
    Int'l            11       (3)    -       20       (5)    -
  Wireless
    Domestic        111       78   42.3     212      147   44.2
    Int'l             7       (1)    -       (3)       -     -
  Directory &
   info. svcs.
    Domestic        138      124   11.3     277      241   14.9
    Int'l             8        4     -        2        -     -
  Corp. & Other     (20)     (16) (25.0)    (23)     (25)   8.0
                -------- --------       -------- --------
      Total      $  657   $  566   16.1  $1,277   $1,099   16.2
                ======== ========       ======== ========

The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.



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OTHER PROPORTIONATE INFORMATION              U S WEST MEDIA GROUP
(UNAUDITED)
                   Quarter Ended          Six Months Ended
                      June 30,                June 30,
                           1996     %              1996     %
In millions       1997   Pro forma Change 1997   Pro forma Change
-----------------------------------------------------------------
Depr. & Amort.
  Cable & telecomm.
    Domestic     $  333   $  324    2.8  $  673   $  644    4.5
    Int'l            50       35   42.9      98       61   60.7
  Wireless
    Domestic         49       35   40.0      97       66   47.0
    Int'l            45       18     -       90       41     -
  Directory &
   info. svcs.
    Domestic         11        8   37.5      20       15   33.3
    Int'l             4        4     -        8        7   14.3
  Corp. & Other       2        2     -        5        5     -
                -------- --------       -------- --------
      Total      $  494   $  426   16.0  $  991   $  839   18.1
                ======== ========       ======== ========

Net Income (Loss)
  Cable & telecomm.
    Domestic     $  (88)  $ (113)  22.1  $ (207)  $ (230)  10.0
    Int'l           (63)     (69)   8.7    (120)    (106) (13.2)
  Wireless
    Domestic         26       25    4.0      48       42   14.3
    Int'l           (42)     (18)    -      (66)     (42) (57.1)
  Directory &
   info. svcs.
    Domestic         77       68   13.2     154      134   14.9
    Int'l             2       (5)    -       (8)     (12)  33.3
  Corp. & Other      (6)      (7)  14.3      (4)     (16)  75.0
                -------- --------       -------- --------
      Total      $  (94)  $ (119)  21.0  $ (203)  $ (230)  11.7
                ======== ========       ======== ========

The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.